EXHIBIT 10(oo)
SECOND AMENDMENT TO
REVOLVING CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of February 27, 2006, by and among AARON RENTS, INC., a Georgia corporation (the “Borrower”), AARON RENTS, INC. PUERTO RICO, a Puerto Rico corporation (the “Co-Borrower” and together with the Borrower, the “Borrowers”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of May 28, 2004, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of July 27, 2005 (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers;
     WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:
1. Amendments
(a)	Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “LC Commitment”, “Revolving Commitment Termination Date”, and “Swingline Commitment” with the following definitions:
          “LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $10,000,000.
          “Revolving Commitment Termination Date” shall mean the earliest of (i) May 28, 2008, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8(b) or Section 8.1 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

          “Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $15,000,000.
     (b) Schedule 1.1(b) of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1.1(b) attached to this Amendment and by this reference incorporated herein and in the Credit Agreement.
     (c) Section 2.25(a) of the Credit Agreement is hereby amended by replacing such section with the following subsection (a):
               (a) So long as no Event of Default has occurred and is continuing, Borrower may, at any time by written notice to the Administrative Agent, who shall promptly notify the Lenders, request that the Aggregate Revolving Commitment be increased up to an amount not to exceed $170,000,000 (the “Requested Commitment Amount”). No Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender.
     2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Loan Parties hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until (a) the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or otherwise outstanding (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), (ii) a favorable written opinion of Kilpatrick Stockton, LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment and the transactions contemplated herein as the Administrative Agent or the Required Lenders shall reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent, (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party, certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of this Amendment and certifying the name, title and true signature of each officer of such Loan Party executing this Amendment, (iv) executed counterparts to this Amendment from the Borrower, each of the Guarantors and the Required Lenders and (v) duly executed Revolving Credit Notes executed by the Borrower payable to such Lender; and duly executed Notes executed by the Co-Borrower payable to such Lender and (b) the Borrowers shall have prepaid the Loans in their entirety and, to the extent the Borrowers elect to do so and subject to the conditions specified in Article II, the Borrowers shall reborrow Loans from the Lenders in proportion to their respective Revolving Commitments after giving effect to this Amendment, until such time as all outstanding Loans are held by the Lenders in proportion to their respective Commitments after giving effect to this Amendment, and effective upon the effectiveness of this Amendment, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted automatically such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in proportion to their respective Revolving Commitments. The Administrative Agent, the Lenders and the Borrowers hereby agree that the prepayment referred to in clause (b) of the previous sentence shall be without premium or penalty to the Borrowers and no compensation under Section 2.18 of the Credit Agreement shall be required to be paid by Borrowers to any of the Lenders or Administrative Agent in connection with such prepayment.
     3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrowers hereby represent and warrant to the Lenders and the Administrative Agent that:
     (a) The execution, delivery and performance by the Borrowers of this Amendment (i) are within the Borrowers’ power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrowers’ certificates of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrowers or any of their Subsidiaries is a party or by which the Borrowers or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrowers or any of their Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;
     (b) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable against each Borrowers in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and
     (c) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.
     4. Reaffirmation of Guaranty. The Guarantor consents to the execution and delivery by the Borrowers of this Amendment and ratifies and confirms the terms of the Subsidiary Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. The Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrowers, the Subsidiary Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantor under the Subsidiary Guaranty Agreement.
     5. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.
     6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.
     7. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.
     8. Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.
     9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
     10. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
     11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrowers and the Guarantor, by their respective authorized officers as of the day and year first above written.

BORROWERS:

AARON RENTS, INC

By:	/s/ Gilbert L. Danielson
Name: Gilbert L. Danielson
Title: Executive Vice President,
Chief Financial Officer

AARON RENTS, INC. PUERTO RICO

By:	/s/ Robert P. Sinclair, Jr.
Name: Robert P. Sinclair, Jr.
Title: Treasurer

GUARANTOR:
AARON INVESTMENT COMPANY, as
Guarantor

By:	/s/ Gilbert L. Danielson
Name: Gilbert L. Danielson
Title: Vice President and Treasurer

SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender
By:	/s/ Kelly Gunter
	Name:	Kelly Gunter
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Tom Harper
	Name:	Tom Harper
	Title:	Managing Director

REGIONS BANK
By:	/s/ Stephen H. Lee
	Name:	Stephen H. Lee
	Title:	Senior Vice President

BRANCH BANKING & TRUST CO.
By:	/s/ Paul E. McLaughlin
	Name:	Paul E. McLaughlin
	Title:	Senior Vice President